UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-1640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Auditor Report or Completed Interim Review
(a)	On November 22, 2004 management of MOD-PAC CORP. determined that the financial statements included in MOD-PAC's Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the periods ended April 3, 2004 and July 3, 2004 could not be relied upon because they did not include $250,000 of costs of net products sold in the fourth quarter of 2003. Thus, the financial statements included in those reports will be restated. The adjustment to record these costs will reduce net income and earnings per share for the year ended December 31, 2003 by $160,000 and $0.04, respectively, from amounts previously reported. In addition, a reclassification in the balance sheet reducing cash and increasing receivables for $400,000 will be made.

The decision to restate these financial statements was recommended by MOD-PAC's management and approved by MOD-PAC's audit committee at a meeting held on November 22, 2004.

As a result of a review of compliance with financial statement closing procedures, the Company's senior management determined that routine account reconciliations for accounts, such as cash and accounts payable, had not been performed in an accurate and timely manner during fiscal years 2003 and 2004. Management immediately undertook an intensive program to complete and/or re-perform such account reconciliations, which was completed on November 22, 2004.

Management has determined that this failure to comply with the routine account reconciliation procedures is a material weakness in internal controls and has discussed this material weakness with both the Company's audit committee and its auditors, Ernst & Young, LLP. Ernst & Young, LLP has concurred in this determination.

Significant improvements in the Company's internal controls have been implemented as a result of the review of compliance with financial statement closing procedures by the Company's senior management. Management considers these improvements to be important steps toward the remediation of the material weakness in internal controls identified by its review process and described above. While management does not believe the material weakness has been fully remediated at the date of this report, management believes that the planned process that is underway will correct the weakness in the months ahead.

MOD-PAC will file with the Securities and Exchange Commission an Annual Report on Form 10-K/A for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q/A for the periods ended April 3, 2004 and July 3, 2004 to reflect the changes required by the restatement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	November 23, 2004	By:	/s/ C. ANTHONY RIDER
C. Anthony Rider
Chief Financial Officer